Exhibit 10.3

PROMISSORY NOTE

(LINE OF CREDIT UP TO $10,000,000.00)

UP TO U.S. $10,000,000.00	Effective Date: April 1, 2020
Executed and Delivered in Miami, Florida

ON DEMAND (or as otherwise provided in this Note), FOR VALUE RECEIVED, the undersigned, MOTORSPORT GAMING US, LLC, a Florida company (“Maker”), does hereby promise to pay to the order of MOTORSPORT NETWORK, LLC, a Florida limited liability company (“Holder”), the principal sum of up to U.S. $10,000,000.00.

1. Interest. This promissory note (this “Note”) bears interest at a rate of ten percent (10%) per annum, compounded quarterly (the “Interest”) based upon a 365-day year.

2. Funding of Advances; Payment. The principal amount of this Note has been and shall continue to be funded by Holder to Maker in one or more advances in the amount of each such advance and on the date of each such advance (each, an “Advance Date”) as determined by Maker and Holder (each, an “Advance” and collectively, the “Advances”). The Advance(s) and Advance Date(s) shall be set forth in Annex A attached to this Note (such Annex A to be updated from time to time after any new Advances are made). All sums payable by Maker hereunder shall be payable to Holder by wire transfer to the bank account as Holder may designate from time to time in writing, in currency as shall be legal tender at the time of payment for the payment of public and private debts in the United States of America. The entire outstanding principal balance of this Note and all accrued and unpaid interest hereunder shall be paid in full in a single payment upon demand by Holder (unless earlier payment is required in accordance with the terms and conditions of this Note, including, without limitation, paragraphs 3 and 4 below).

The undersigned Maker hereby expressly acknowledges and agrees that this Note is a demand note and matures upon issuance, and that the indebtedness hereunder shall be payable upon demand (unless earlier payment is required in accordance with the terms and conditions of this Note), and that Holder may, at any time in its sole and absolute discretion, without notice and without reason and whether or not any Event of Default (as defined below) or Corporate Event (as defined below) shall have occurred and/or exist under this Note, without notice, demand that this Note and the indebtedness hereunder be immediately paid in full. Holder may from time to time make demand for partial payments under this Note and these demands shall not preclude Holder from demanding at any time that this Note be immediately paid in full. Further, the demand nature of this Note shall not be deemed to be modified, limited or otherwise affected by any reference to any Default in this Note, and to the extent that there are any references to any Events of Default or Corporate Events hereunder.

3. Prepayment. This Note may be voluntarily prepaid by Maker in whole or in part at any time or from time to time without penalty or charge. Any partial prepayment made with respect to this Note shall reduce the outstanding principal balance hereunder.

4. Acceleration Upon Corporate Event; Acceleration Upon Event of Default. In the event Maker or any other entity in the consolidated group of Maker (including parent entity of Maker or direct or indirect subsidiary of Maker or such parent entity) consummates any capital reorganization, consolidation, joint venture, spin off, merger or any other business combination or restructuring of any nature whatsoever (a “Corporate Event”), the entire principal amount and all accrued and unpaid interest hereunder shall be accelerated and become payable by Maker to Holder on the date of consummation of such Corporate Event. Further, the entire unpaid principal balance of this Note shall become immediately due and payable upon the occurrence of any of the following events (each, an “Event of Default”):

(a) Maker shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator, or custodian of itself or of all or a substantial part of its property,(ii) admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of any of its creditors, (iv) be dissolved or liquidated in full or in part,(v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(b) Maker seeks the appointment of a receiver, trustee, liquidator, or custodian of Maker or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization, or other relief with respect to Maker or the debts thereof under any bankruptcy, insolvency, or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

(c) Maker fails to pay the principal amount under this Note when due and payable (whether on demand by Holder or due to an Event of Default or a Corporate Event) and such failure continues for five (5) business days from the date of such failure.

5. Use of Proceeds. The entire principal amount under this Note shall be used for working capital, operations, acquisitions, investments or any other purposes of Maker as determined by Maker.

6. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Note shall not affect the enforceability of the remaining portions of this Note or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Note shall be declared invalid, this Note shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

7. Time is of the Essence. Time shall be of the essence with respect to the terms of this Note.

8. Amendments. Except as expressly stated herein to the contrary, this Note may not be amended or modified in any way, except by a written instrument executed by Maker and Holder.

9. Assignment. No party to this Note may assign or transfer this Note, nor may any of such party’s rights hereunder be assigned or transferred in any manner to any person or entity.

10. Governing Law; Venue. This Note shall be governed by and construed in accordance with the local laws of the State of Florida without reference to that state’s rules regarding choice of law. The exclusive venue for all actions or disputes relating to this Note shall be a state of federal court located in Miami-Dade County, Florida and the parties irrevocably submit to personal jurisdiction before that court, and agree not to assert, by way of motion, as a defense or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Note or the subject matter hereof may not be enforced by such court or that the court lacks personal jurisdiction over them.

11. Jury Trial Waiver. EACH OF MAKER AND HOLDER VOLUNTARILY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT RELATED HERETO, OR THE TRANSACTIONS OR OBLIGATIONS UNDER WHICH THIS NOTE WAS DELIVERED, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING TO THIS NOTE.

12. Presentation. All parties now or hereafter liable with respect to this Note, whether Maker, endorser or any other person or entity, hereby expressly waive presentation, demand of payment, protest, notice of demand of payment, protest and notice of non-payment, or any other notice of any kind with respect hereto.

13. Waiver. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder or at law or in equity, shall operate as a waiver thereof, and no single or partial exercise by Holder of any right or remedy hereunder, under any loan agreement or security agreement, or at law or in equity shall preclude or estop another or further exercise thereof or the exercise of any other right or remedy.

14. Counterparts. This Note may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument binding upon all of the parties hereto notwithstanding the fact that all parties are not signatory to the original or the same counterpart. For purposes of this Note, facsimile signatures or signatures transmitted by electronic mail in pdf format shall be deemed originals.

IN WITNESS WHEREOF, Maker has executed this Note as of the Effective Date set forth above.

MAKER:

MOTORSPORT GAMING US LLC

By:	/s/ Dmitry Kozko
Name:	Dmitry Kozko
Title:	CEO

HOLDER ACCEPTS AND ACKNOWLEDGES:

MOTORSPORT NETWORK, LLC

By:	/s/ Mike Zoi
Name:	Mike Zoi
Title:	Manager

ANNEX A

Schedule of Advance(s) and Advance Date(s)

(to be updated from time to time after any new Advances are made)

Advance Date	Advance Amount (in U.S. Dollars)
September 30, 2018	$4,473,169
March 31, 2019	$1,891,322
June 30, 2019	$499,973
September 30, 2019	$428,791
December 31, 2019	$707,526
March 31, 2020	$258,917